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Exhibit 10.8

As of June 29, 2006

To the Board of Directors of
Restaurant Acquisition Partners, Inc.:

Gentlemen:

        The undersigned hereby subscribes for and agrees to purchase 500,000 warrants (the "Insider Warrants"), each to purchase one share of common stock of Restaurant Acquisition Partners, Inc. (the "Company"), at $0.64 per Insider Warrant for an aggregate purchase price of $320,000 ("Purchase Price"). The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Company's initial public offering of securities ("IPO").

        At least 24 hours prior to the consummation of the IPO, the undersigned shall deliver the Purchase Price to the Company to hold until the Company consummates the IPO. Simultaneously with the consummation of the IPO, the Company will deposit the Purchase Price into the trust fund ("Trust Fund") established by the Company for the benefit of certain stockholders as described in the Company's Registration Statement. If the IPO is not consummated, the Company shall return the Purchase Price to the undersigned, without interest or deduction.

        The undersigned represents and warrants that it has been advised that the Insider Warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act"); that it is acquiring the Insider Warrants for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Insider Warrants in violation of the securities laws of the United States; that it is an "accredited investor" as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

        Moreover, the undersigned agrees that he shall not sell or transfer the Insider Warrants or any underlying securities (collectively, "Insider Securities") until 30 days after the Company consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business ("Business Combination") and acknowledges that the certificates of such Insider Warrants shall contain a legend indicating such restriction on transferability except the undersigned shall be permitted to sell or transfer the Insider Warrants and underlying securities to his immediate family, trusts established for the benefit of such holders or members of his immediate family and other entities wholly-owned by the undersigned or members of his immediate family. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of common stock included within the Insider Securities owned by him in accordance with the majority of the votes cast by the holders of the shares of common stock issued in the IPO. Additionally, the undersigned hereby waives, with respect to the Insider Warrants, any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of the liquidation of the Company.

        The Company hereby acknowledges and agrees that, if the Company calls the warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Company and Continental Stock Transfer & Trust Company in connection with the Company's IPO, the Company shall allow the undersigned to exercise the Insider Warrants on a "cashless basis" pursuant to Section 3.3.1 of the Warrant Agreement.

        The Company agrees that, prior to the commencement of the Exercise Period (as defined in the Warrant Agreement), it will file with the Securities and Exchange Commission a post-effective amendment to its Registration Statement, or a new registration statement, for the registration, under the Securities Act, of, and it shall take such action as is necessary to qualify for sale in those states in which the Insider Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Insider Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration or redemption of the Insider Warrants in accordance with the provisions of this Agreement.

        As provided in the Warrant Agreement, the Company shall not be obligated to issue or deliver any securities pursuant to the exercise of a Insider Warrant and shall have no obligation to settle the Insider Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock is effective, subject to the Company's satisfying its obligations in the above paragraph to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying the Insider Warrants is not effective under the Securities Act, the holder of such Insider Warrant shall not be entitled to exercise such Insider Warrant and such Insider Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. Insider Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. In the event that a registration statement is not effective for the exercised Insider Warrants, the purchaser of a unit containing such Insider Warrant will have paid the full purchase price for the unit solely for the shares included in such unit.

Very truly yours,

Agreed to:

Restaurant Acquisition Partners, Inc.

By:

Name:
Title:

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Exhibit 10.8